Exhibit 99.1

2U, Inc. Reports Third Quarter 2018 Financial Results

Delivers 52% year-over-year revenue growth

LANHAM, MD, November 5, 2018 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the third quarter ended September 30, 2018.

Third Quarter 2018 Results

•                  Revenue was $107.0 million, an increase of 52% from $70.3 million in the third quarter of 2017.

•                  Net loss was $(9.9) million, or $(0.17) per share, compared to $(14.7) million, or $(0.30) per share, in the third quarter of 2017.

•                  Adjusted net loss was $(0.7) million, or $(0.01) per share, compared to $(7.4) million, or $(0.15) per share, in the third quarter of 2017.

•                  Adjusted EBITDA was $4.7 million, compared to an adjusted EBITDA loss of $(3.7) million in the third quarter of 2017.

“Strong year-over-year growth combined with our stepped-up program launch targets for 2019, 2020 and 2021, have put 2U on the path to $1.0 billion in revenue, which we expect to hit in a little over three years,” Co-Founder and CEO Christopher “Chip” Paucek said. “Higher education is fully embracing the power of online, and 2U’s size, scale and track record put us in the pole position to seize new growth opportunities and further solidify our market leadership globally.”

Program Developments

2U recently announced the following:

•                  November 5, 2018: A 15-year contract extension with Simmons University through 2039.

•                  November 5, 2018: An expansion of a partnership with Yale University to launch three business-focused online short courses with the Yale School of Management.

•                  October 29, 2018: An expansion of a partnership with the George Washington University to deliver a portfolio of online short courses across various professional disciplines.

•                  August 13, 2018: A DGP with Vanderbilt University School of Engineering to deliver Engineering@Vanderbilt, comprised of two online graduate degrees in computer science and engineering management.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for fourth quarter and full-year of 2018. This guidance assumes foreign exchange rates as of September 30, 2018, including 14.14 for the U.S. dollar/South African rand and 0.7675 for the U.S. dollar/British pound.

	4Q 2018	FY 2018
(in millions, except per share amounts)
Revenue	$114.4 - $115.3	$411.0 - $411.9
Net income (loss)	$2.4 - $3.0	$(40.7) - $(40.1)
Net income (loss) per share, basic	-	$(0.73) - $(0.72)
Net income (loss) per share, diluted	$0.04 - $0.05	-
Adjusted net income (loss)	$12.3 - $12.9	$(4.9) - $(4.3)
Adjusted net income (loss) per share, basic	-	$(0.09) - $(0.08)
Adjusted net income (loss) per share, diluted	$0.20 - $0.21	-
Weighted-average shares of common stock outstanding, basic	57.9	55.9
Weighted-average shares of common stock outstanding, diluted	61.9	-
Adjusted EBITDA	$19.8 - $20.4	$17.4 - $18.0
Stock-based compensation expense	$8.7 - $8.9	$32.8 - $33.0

Note that in both the Graduate Program and Short Course businesses, marketing activities are typically reduced during the year-end holiday period resulting in increased fourth quarter margins in that quarter; fourth quarter margins therefore should not be viewed as a run rate for the first quarter of the following year.

While its budget cycle is not complete, 2U is providing a preliminary view into full-year and first-quarter 2019 based on its early expectations. The Company expects:

•                  revenue to increase by 32.5% to 33.9% over 2018, with approximately 22% of full-year revenue recognized in the first quarter,

•                  net loss margin to be between (14.1)% and (13.5)% for the full-year and between (19.4)% and (19.0)% for the first quarter,

•                  adjusted net loss margin to be between (4.5)% and (4.0)% for the full-year and between (10.1)% and (9.8)% for the first quarter, and

•                  adjusted EBITDA margin to be between 2.0% and 2.5% for the full-year and between (4.0)% and (3.6)% for the first quarter.

The year-over-year margin declines being forecasted for 2019 are primarily the result of added investments the Company expects to make in ramping up marketing spend to take advantage of additional opportunities to acquire profitable enrollments and meet the demands of scale. 2U expects that the full-year margin declines will have a disproportionate impact on results in the first half of the year.

In second quarter of each year, the Company typically incurs a disproportionate amount of annual costs that reduces its earnings measures. Conversely, it typically reduces its marketing costs during each year-end holiday period, which increases earnings measures in the fourth quarter.

For more information regarding the guidance and preview above, the Company’s management team strongly encourages stockholders and other interested parties to listen to the Company’s third quarter 2018 financial results conference call or review the transcript thereof. Both can be found on the Company’s investor relations website at investor.2u.com.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

We define adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. These non-GAAP measures are key metrics Company management uses to compare the Company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

What:	2U, Inc.’s third quarter 2018 financial results conference call
When:	Monday, November 5, 2018
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

2U partners with great colleges and universities to build what we believe is the world’s best digital education. Our platform provides a comprehensive fusion of technology, services and data architecture to transform high-quality and rigorous campus-based universities into the best digital versions of themselves. 2U’s No Back Row® approach allows qualified students and working professionals around the world to experience a first-rate university education and achieve desired outcomes. To learn more, visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; our expectations about the potential benefits of our cloud-based software-as-a-service (“SaaS”) technology and technology-enabled services to university clients and students; our dependence on third parties to provide certain technological services or components used in our solutions; our ability to meet the anticipated launch dates of our graduate programs and short courses; our expectations about the predictability, visibility and recurring nature of our business model; our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients; our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company; our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets; our ability to continue to acquire prospective students for our graduate programs and short courses; our ability to affect or increase student retention in our graduate programs; our ability to successfully execute our growth strategy; our expectations regarding the scalability of our cloud-based SaaS technology; our expectations regarding future expenses in relation to future revenue; potential changes in regulations applicable to us or our university clients; and our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2u.com

Media Contact: Molly Greenberg, 2U, Inc., mgreenberg@2u.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$442,226	$223,370
Short-term investments	25,000	—
Accounts receivable, net	49,651	14,174
Prepaid expenses and other assets	14,878	10,509
Total current assets	531,755	248,053
Property and equipment, net	51,527	49,055
Goodwill	62,955	71,988
Amortizable intangible assets, net	130,692	90,761
Prepaid expenses and other assets, non-current	34,562	22,205
Total assets	$811,491	$482,062
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$34,513	$22,629
Accrued compensation and related benefits	20,137	19,017
Deferred revenue	18,953	7,024
Other current liabilities	10,708	9,330
Total current liabilities	84,311	58,000
Deferred government grant obligations	3,500	3,500
Deferred tax liabilities, net	7,001	10,087
Lease-related and other liabilities, non-current	24,550	22,643
Total liabilities	119,362	94,230
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 57,905,339 shares issued and outstanding as of September 30, 2018; 52,505,856 shares issued and outstanding as of December 31, 2017	58	53
Additional paid-in capital	948,070	588,289
Accumulated deficit	(248,998)	(205,836)
Accumulated other comprehensive income (loss)	(7,001)	5,326
Total stockholders’ equity	692,129	387,832
Total liabilities and stockholders’ equity	$811,491	$482,062

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$106,963	$70,250	$296,674	$200,074
Costs and expenses
Curriculum and teaching	6,351	1,792	16,665	1,792
Servicing and support	16,586	12,939	49,116	37,322
Technology and content development	16,361	12,735	45,436	33,080
Marketing and sales	60,548	41,311	171,982	113,223
General and administrative	18,974	17,227	63,323	44,821
Total costs and expenses	118,820	86,004	346,522	230,238
Loss from operations	(11,857)	(15,754)	(49,848)	(30,164)
Interest income	1,799	18	3,053	267
Interest expense	(27)	(36)	(81)	(37)
Other income (expense), net	(273)	59	(1,493)	(972)
Loss before income taxes	(10,358)	(15,713)	(48,369)	(30,906)
Income tax benefit	414	974	5,207	974
Net loss	$(9,944)	$(14,739)	$(43,162)	$(29,932)
Net loss per share, basic and diluted	$(0.17)	$(0.30)	$(0.78)	$(0.62)
Weighted-average shares of common stock outstanding, basic and diluted	57,663,361	48,961,914	55,128,845	47,962,201

Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(2,781)	(3,617)	(12,327)	(3,617)
Comprehensive loss	$(12,725)	$(18,356)	$(55,489)	$(33,549)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net loss	$(43,162)	$(29,932)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,382	13,318
Stock-based compensation expense	24,064	15,537
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(35,543)	(33,915)
Increase in prepaid expenses and other assets	(5,426)	(1,638)
Increase in accounts payable and accrued expenses	10,796	6,101
Increase (decrease) in accrued compensation and related benefits	1,185	(1,447)
Increase in deferred revenue	12,210	11,723
Increase in payments to university clients	(11,066)	(12,146)
(Decrease) increase in other liabilities, net	(3,976)	5,349
Other	1,493	971
Net cash used in operating activities	(26,043)	(26,079)
Cash flows from investing activities
Purchase of a business, net of cash acquired	—	(97,102)
Additions of amortizable intangible assets	(51,713)	(16,383)
Purchases of property and equipment	(8,027)	(20,924)
Purchase of investments	(25,000)	—
Advances repaid by university clients	25	—
Advances made to university clients	(300)	—
Net cash used in investing activities	(85,015)	(134,409)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	330,862	189,917
Proceeds from exercise of stock options	7,032	4,118
Tax withholding payments associated with settlement of restricted stock units	(3,450)	(1,310)
Proceeds from ESPP share purchases	1,278	—
Proceeds from debt	—	3,500
Payments on debt	—	(984)
Payments for acquisition of amortizable intangible assets	(4,900)	—
Net cash provided by financing activities	330,822	195,241
Effect of exchange rate changes on cash	(908)	(1,049)
Net increase in cash and cash equivalents	218,856	33,704
Cash and cash equivalents, beginning of period	223,370	168,730
Cash and cash equivalents, end of period	$442,226	$202,434

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except share and per share amounts)
Net loss	$(9,944)	$(14,739)	$(43,162)	$(29,932)
Adjustments:
Foreign currency (gain) loss	273	(59)	1,493	972
Amortization of acquired intangible assets	1,446	1,598	4,723	1,598
Income tax benefit on amortization of acquired intangible assets	(396)	(375)	(1,294)	(375)
Acquisition-related tax benefit	—	—	(2,987)	—
Stock-based compensation expense	7,933	6,147	24,064	15,537
Total adjustments	9,256	7,311	25,999	17,732
Adjusted net loss	$(688)	$(7,428)	$(17,163)	$(12,200)
Net loss per share, basic and diluted (1)	$(0.17)	$(0.30)	$(0.78)	$(0.62)
Adjusted net loss per share, basic and diluted (1)	$(0.01)	$(0.15)	$(0.31)	$(0.25)
Weighted-average shares of common stock outstanding, basic and diluted (1)	57,663,361	48,961,914	55,128,845	47,962,201

(1)         The Company computes net income (loss) per share and/or adjusted net income (loss) per share using diluted weighted-average shares of common stock outstanding for periods which result in net income and/or adjusted net income, and uses basic weighted-average shares of common stock outstanding for periods which result in net loss and/or adjusted net loss.

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Net loss	$(9,944)	$(14,739)	$(43,162)	$(29,932)
Adjustments:
Interest income	(1,799)	(18)	(3,053)	(267)
Interest expense	27	36	81	37
Foreign currency (gain) loss	273	(59)	1,493	972
Depreciation and amortization expense	8,599	5,887	23,382	13,318
Income tax benefit	(414)	(974)	(5,207)	(974)
Stock-based compensation expense	7,933	6,147	24,064	15,537
Total adjustments	14,619	11,019	40,760	28,623
Adjusted EBITDA (loss)	$4,675	$(3,720)	$(2,402)	$(1,309)

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net income (loss) guidance and adjusted EBITDA guidance and (ii) a reconciliation of net loss per share guidance to adjusted net income (loss) per share guidance, each at the midpoint of the ranges provided by the Company, for each of the periods indicated:

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net income (loss)	$2,750	$0.04	$(40,425)	$(0.73)
Foreign currency loss	—	—	1,500	0.03
Amortization of acquired intangible assets	1,550	0.03	6,275	0.11
Income tax benefit on amortization of acquired intangible assets	(425)	(0.01)	(1,725)	(0.03)
Acquisition-related tax benefit	—	—	(2,975)	(0.05)
Stock-based compensation expense	8,925	0.15	33,000	0.59
Adjusted net income (loss)	12,800	0.21	(4,350)	(0.08)
Net interest income	(1,475)	*	(4,450)	*
Depreciation and amortization expense	7,825	*	26,475	*
Income tax expense	975	*	50	*
Adjusted EBITDA	$20,125	$ *	$17,725	$ *
Projected weighted-average shares of common stock outstanding, basic		57,950		55,850
Projected weighted-average shares of common stock outstanding, diluted		61,850		*

*                                         Not provided.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Graduate Program Segment for the last eight quarters.

	Q4 ‘16	Q1 ‘17	Q2 ‘17	Q3 ‘17	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18
Graduate Program full course equivalent enrollments	21,686	23,857	23,903	24,062	27,082	29,770	30,548	32,665

Graduate Program average revenue per full course equivalent enrollment	$2,645	$2,717	$2,719	$2,740	$2,758	$2,706	$2,658	$2,747

Short Course Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Short Course Segment for the last five quarters, since the acquisition of GetSmarter on July 1, 2017.

	Q3 ‘17	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18
Short Course full course equivalent enrollments	4,079	6,751	6,002	8,222	8,937

Short Course average revenue per full course equivalent enrollment*	$1,232	$1,777	$1,954	$1,972	$1,930

*                                         The calculation of the Short Course Segment’s average revenue per full course equivalent enrollment includes $0.7 million of revenue that was excluded from the results of operations in the third quarter of 2017, due to an adjustment recorded as part of the valuation of GetSmarter.